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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-3633 of First Alliance Corporation on Form S-1 of our report on the statement of financial condition of First Alliance Corporation dated June 30, 1996 and of our report on the financial statements of First Alliance Mortgage Company dated March 18, 1996 (June 24, 1996 as to Note 2), appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Costa Mesa, California

July 23, 1996